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                                  Exhibit 99.1

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                         COMMERCIAL FEDERAL CORPORATION
                      1996 STOCK OPTION AND INCENTIVE PLAN


        1.  Purpose of the Plan.

        The purpose of this Plan is to advance the interests of the Company through providing select key Employees and Directors of the Bank, the Company, and their Affiliates with the opportunity to acquire Shares. By encouraging such stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentives to Directors and key Employees of the Company or any Affiliate to promote the success of the business.

        2.  Definitions.

        As used herein, the following definitions shall apply.

        (a) "Affiliate" shall mean any "parent corporation" or "subsidiary corporation" of the Company, as such terms are defined in Section 424(e) and
(f), respectively, of the Code.

        (b) "Agreement" shall mean a written agreement entered into in accordance with Paragraph 5(c).

        (c) "Awards" shall mean, collectively, Options and SARs, unless the context clearly indicates a different meaning.

        (d) "Bank" shall mean Commercial Federal Bank, a Federal Savings Bank.

        (e) "Board" shall mean the Board of Directors of the Company.

        (f) "Change in Control" shall mean any one of the following events:
(i) the acquisition of ownership, holding or power to vote more than 20% of the Bank's or the Company's voting stock, (ii) the acquisition of the ability to control the election of a majority of the Bank's or the Company's directors,
(iii) the acquisition of a controlling influence over the management or policies of the Bank or the Company by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934), or
(iv) during any period of two consecutive years, individuals (the "Continuing Directors") who at the beginning of such period constitute the Board of Directors of the Bank or the Company (the "Existing Board") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. Notwithstanding the foregoing, in the case of (i), (ii) and (iii) hereof, ownership or control of the Bank by the Company itself shall not constitute a Change in Control. For purposes of this paragraph only, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

        (g) "Code" shall mean the Internal Revenue Code of 1986, as amended.

        (h) "Committee" shall mean the Stock Option Committee appointed by the Board in accordance with Paragraph 5(a) hereof.

        (i) "Common Stock" shall mean the common stock of the Company.

        (j) "Company" shall mean Commercial Federal Corporation.

        (k) "Continuous Service" shall mean the absence of any interruption or termination of service as an Employee or Director of the Company or an Affiliate. Continuous Service shall not be considered interrupted in

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the case of sick leave, military leave or any other leave of absence approved by the Company, in the case of transfers between payroll locations of the Company or between the Company, an Affiliate or a successor, or in the case of a Director's performance of services in an emeritus or advisory capacity.

        (l) "Director" shall mean any member of the Board, and any member of the board of directors of any Affiliate that the Board has by resolution designated as being eligible for participation in this Plan.

        (m) "Disability" shall mean a physical or mental condition, which in the sole and absolute discretion of the Committee, is reasonably expected to be of indefinite duration and to substantially prevent a Participant from fulfilling his or her duties or responsibilities to the Company or an Affiliate.

        (n) "Effective Date" shall mean the date specified in Paragraph 15 hereof.

        (o) "Employee" shall mean any person employed by the Company, the Bank, or an Affiliate.

        (p) "Exercise Price" shall mean the price per Optioned Share at which an Option or SAR may be exercised.

        (q) "ISO" means an option to purchase Common Stock which meets the requirements set forth in the Plan, and which is intended to be and is identified as an "incentive stock option" within the meaning of Section 422 of the Code.

        (r) "Market Value" shall mean the fair market value of the Common Stock, as determined under Paragraph 7(b) hereof.

        (s) "Non-Employee Director" shall have the meaning provided in Rule 16b-3.

        (t) "Non-ISO" means an option to purchase Common Stock which meets the requirements set forth in the Plan but which is not intended to be and is not identified as an ISO.

        (u) "Option" means an ISO and/or a Non-ISO.

        (v) "Optioned Shares" shall mean Shares subject to an Award granted pursuant to this Plan.

        (w) "Participant" shall mean any person who receives an Award pursuant to the Plan.

        (x) "Plan" shall mean this Commercial Federal Corporation Stock Option and Incentive Plan.

        (y) "Restricted Stock" means Common Stock which is subject to restrictions against transfer and forfeiture and such other terms and conditions determined by the Committee, as provided in Paragraph 10.

        (z) "Rule 16b-3" shall mean Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

        (aa) "Share" shall mean one share of Common Stock.

        (bb) "SAR" (or "Stock Appreciation Right") means a right to receive the appreciation in value, or a portion of the appreciation in value, of a specified number of shares of Common Stock.

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        3.  Term of the Plan and Awards.

        (a) Term of the Plan. The Plan shall continue in effect for a term of ten years from the Effective Date, unless sooner terminated pursuant to Paragraph 17 hereof. No Award shall be granted under the Plan after ten years from the Effective Date.

        (b) Term of Awards. The term of each Award granted under the Plan shall be established by the Committee, but shall not exceed 10 years; provided, however, that in the case of an Employee who owns Shares representing more than 10% of the outstanding Common Stock at the time an ISO is granted, the term of such ISO shall not exceed five years.

        4.  Shares Subject to the Plan.

        (a) General Rule. Except as otherwise required under Paragraph 12, the aggregate number of Shares deliverable pursuant to Awards shall not exceed 700,000 Shares. Such Shares may either be authorized but unissued Shares, Shares held in treasury, or Shares held in a grantor trust created by the Bank or the Company. If any Awards should expire, become unexercisable, or be forfeited for any reason without having been exercised, the Optioned Shares shall, unless the Plan shall have been terminated, be available for the grant of additional Awards under the Plan.

        (b) Special Rule for SARs. The number of Shares with respect to which an SAR is granted, but not the number of Shares which the Company delivers or could deliver to an Employee or individual upon exercise of an SAR, shall be charged against the aggregate number of Shares remaining available under the Plan; provided, however, that in the case of an SAR granted in conjunction with an Option, under circumstances in which the exercise of the SAR results in termination of the Option and vice versa, only the number of Shares subject to the Option shall be charged against the aggregate number of Shares remaining available under the Plan. The Shares involved in an Option as to which option rights have terminated by reason of the exercise of a related SAR shall not be available for the grant of further Options under the Plan.

        5.  Administration of the Plan.

        (a) Composition of the Committee. The Plan shall be administered by the Committee, which shall consist of not less than two (2) members of the Board who are Non-Employee Directors. Members of the Committee shall serve at the pleasure of the Board. In the absence at any time of a duly appointed Committee, the Plan shall be administered by those members of the Board who are Non-Employee Directors.

        (b) Powers of the Committee. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion (i) to select Participants and grant Awards, (ii) to determine the form and content of Awards to be issued in the form of Agreements under the Plan, (iii) to interpret the Plan, (iv) to prescribe, amend and rescind rules and regulations relating to the Plan, and (v) to make other determinations necessary or advisable for the administration of the Plan. The Committee shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be deemed the action of the Committee.

        (c) Agreement. Each Award shall be evidenced by a written agreement containing such provisions as may be approved by the Committee. Each such Agreement shall constitute a binding contract between the Company and the Participant, and every Participant, upon acceptance of such Agreement, shall be bound by the terms and restrictions of the Plan and of such Agreement. The terms of each such Agreement shall be in accordance with the Plan, but each Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular, the Committee shall set forth in each Agreement (i) the Exercise Price of an Option or SAR, (ii) the number of Shares subject to, and the expiration date of, the Award, (iii) the manner,

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time and rate (cumulative or otherwise) of exercise or vesting of such Award, and (iv) the restrictions, if any, to be placed upon such Award, or upon Shares which may be issued upon exercise of such Award.

        The Chairman of the Committee and such other Directors and officers as shall be designated by the Committee are hereby authorized to execute Agreements on behalf of the Company and to cause them to be delivered to the recipients of Awards.

        (d) Effect of the Committee's Decisions. All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

        (e) Indemnification. In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Award, granted hereunder to the full extent provided for under the Company's governing instruments with respect to the indemnification of Directors.

        6.  Grant of Options.

        (a) General Rule. The Committee shall have the discretion to make Awards to Employees and Directors (including members of the Committee). In selecting those Employees and Directors to whom Awards will be granted and the number of shares covered by such Awards, the Committee shall consider the position, duties and responsibilities of the eligible Employees and Directors, the value of their services to the Company and its Affiliates, and any other factors the Committee may deem relevant.

        (b) Special Rules for ISOs. The aggregate Market Value, as of the date the Option is granted, of the Shares with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans, as defined in Section 422 of the Code, of the Company or any present or future Affiliate of the Company) shall not exceed $100,000. Notwithstanding the foregoing, the Committee may grant Options in excess of the foregoing limitations, in which case such Options granted in excess of such limitation shall be Options which are Non-ISOs.

        (c) Discounted Non-ISOs. Notwithstanding any provision of this Plan to the contrary, the Committee may, at the election of a Director or Employee selected by the Committee, grant Non-ISOs to such individual in lieu of cash compensation otherwise payable by the Company or the Bank. An individual's election pursuant to this Paragraph 6(c) shall be made prior to the calendar year for which such election will be deemed effective, and in accordance with regulations prescribed by the Committee. Elections shall be approved or disapproved in the discretion of the Committee and in accordance with the terms of the Plan. Changes to a Participant's election pursuant to this Paragraph 6(c) shall be prospective only. Pursuant to an election accepted and approved by the Committee, a Participant may elect to forgo the receipt of cash compensation otherwise expected from the Company or the Bank and instead receive, as of the last day of the calendar year, Non-ISOs with an aggregate difference between the Market Value of the underlying shares and the Exercise Price (determined as of the first day of the calendar year) equal to the amount of cash compensation foregone by the Participant pursuant to an election covering the calendar year. Such Non-ISOs will be at all times fully exercisable following their date of grant, and shall otherwise be subject to the terms of the underlying Agreement and this Plan. In no event however, may a Non-ISO be granted pursuant to this Paragraph 6(c) with an Exercise Price which is less than 50% of the Market Value of the underlying shares on the date of grant.

        A Participant's interest in receiving Non-ISOs pursuant to this Paragraph 6(c) shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge; and the Company shall not be obligated to make any Awards to persons other than as specifically provided in the Plan. A Participant shall not have a secured claim against the assets of the Company, and such Participant shall rely solely on the unsecured promise of the Company for the payment of any compensation deferred through an election to receive a Non-ISO pursuant to the Plan. Nothing herein shall be construed to give any person any right, title, interest, or claim in or to any specific asset, fund, reserve, account, or property of any kind whatsoever owned by them or in

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     which it may have any right, title or interest now or in the future; but such persons shall have the right to enforce his or her claim against the Company in the same manner as any unsecured creditor.

        7.  Exercise Price for Options.

        (a) Limits on Committee Discretion. Except as provided in Paragraph 6(c) hereof, the Exercise Price as to any particular Option shall not be less than 100% of the Market Value of the Optioned Shares on the date of grant. In the case of an Employee who owns Shares representing more than 10% of the Company's outstanding Shares of Common Stock at the time an ISO is granted, the Exercise Price shall not be less than 110% of the Market Value of the Optioned Shares at the time the ISO is granted.

        (b) Standards for Determining Exercise Price. If the Common Stock is listed on a national securities exchange (including the NASDAQ National Market System) on the date in question, then the Market Value per Share shall be the average of the highest and lowest selling price on such exchange on such date, or if there were no sales on such date, then the Exercise Price shall be the mean between the bid and asked price on such date. If the Common Stock is traded otherwise than on a national securities exchange on the date in question, then the Market Value per Share shall be the mean between the bid and asked price on such date, or, if there is no bid and asked price on such date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the Market Value per Share shall be its fair market value as determined by the Committee, in its sole and absolute discretion.

        8.  Exercise of Options.

        (a) Generally. Unless otherwise provided by the Committee pursuant to an applicable Agreement, each Option shall be fully (100%) exercisable immediately upon the date of its grant.

        (b) Procedure for Exercise. A Participant may exercise Options, subject to provisions relative to its termination and limitations on its exercise, only by (1) written notice of intent to exercise the Option with respect to a specified number of Shares, and (2) payment to the Company (contemporaneously with delivery of such notice) in cash, in Common Stock, or a combination of cash and Common Stock, of the amount of the Exercise Price for the number of Shares with respect to which the Option is then being exercised. Each such notice (and payment where required) shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Treasurer of the Company at its executive offices. Common Stock utilized in full or partial payment of the Exercise Price for Options shall be valued at its Market Value at the date of exercise, and may consist of Shares subject to the Option being exercised. Upon a Participant's exercise of an Option, the Company may, if provided by the Committee in the underlying Agreement, pay to the Participant a cash amount up to but not exceeding the amount of dividends, if any, declared on the underlying Shares between the date of grant and the date of exercise of the Option.

        (c) Period of Exercisability for ISOs. Except to the extent otherwise provided in the terms of an Agreement, an ISO may be exercised by a Participant only while he is an Employee and has maintained Continuous Service from the date of the grant of the ISO, or within three months after termination of such Continuous Service (but not later than the date on which the ISO would otherwise expire), except if the Employee's Continuous Service terminates by reason of --

                (1) "Just Cause" which for purposes hereof shall have the meaning set forth in any unexpired employment or severance agreement between the Employee and the Bank and/or the Company (and, in the absence of any such agreement, shall mean termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order), then the Employee's rights to exercise such ISO shall expire on the date of such termination;

                (2) death, then to the extent that the Employee would have been entitled to exercise the ISO immediately prior to his death, such ISO of the deceased Employee may be exercised within
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        two years from the date of his death (but not later than the date on which the ISO would otherwise expire) by the personal representatives of his estate or person or persons to whom his rights under such ISO shall have passed by will or by laws of descent and distribution;

                (3) Disability, then to the extent that the Employee would have been entitled to exercise the ISO immediately prior to his or her Disability, such ISO may be exercised within one year from the date of termination of employment due to Disability, but not later than the date on which the ISO would otherwise expire.

        (d) Period of Exercisability for Non-ISOs. Except as otherwise provided in an Agreement, a Non-ISO may be exercised by a Participant only during the period during which he has maintained Continuous Service from the date of grant of the Non-ISO, provided that such Non-ISO shall (i) expire immediately if the Participant's Continuous Service terminates due to Just Cause, and (ii) continue to be exercisable for one year following his termination of Continuous Service for any reason other than death. In the event of the Participant's death, then to the extent that the Participant would have been entitled to exercise the Non-ISO immediately prior to his death, such Non-ISO of the deceased Participant may be exercised within two years from the date of his death (but not later than the date on which the Non-ISO would otherwise expire) by the personal representatives of his estate or person or persons to whom his rights under such Non-ISO shall have passed by will or by laws of descent and distribution.
     Notwithstanding the foregoing, a Non-ISO may not be exercised later than the date on which the Non-ISO would otherwise expire.

        (e) Effect of the Committee's Decisions. The Committee's determination whether a Participant's Continuous Service has ceased, and the effective date thereof, shall be final and conclusive on all persons affected thereby.

        9.  SARs (Stock Appreciation Rights)

        (a) Granting of SARs. In its sole discretion, the Committee may from time to time grant SARs to Employees either in conjunction with, or independently of, any Options granted under the Plan. An SAR granted in conjunction with an Option may be an alternative right wherein the exercise of the Option terminates the SAR to the extent of the number of shares purchased upon exercise of the Option and, correspondingly, the exercise of the SAR terminates the Option to the extent of the number of Shares with respect to which the SAR is exercised. Alternatively, an SAR granted in conjunction with an Option may be an additional right wherein both the SAR and the Option may be exercised. An SAR may not be granted in conjunction with an ISO under circumstances in which the exercise of the SAR affects the right to exercise the ISO or vice versa, unless the SAR, by its terms, meets all of the following requirements:

        (1)     The SAR will expire no later than the ISO;

        (2) The SAR may be for no more than the difference between the Exercise Price of the ISO and the Market Value of the Shares subject to the ISO at the time the SAR is exercised;

        (3) The SAR is transferable only when the ISO is transferable, and under the same conditions;

        (4)     The SAR may be exercised only when the ISO may be exercised; and

        (5) The SAR may be exercised only when the Market Value of the Shares subject to the ISO exceeds the Exercise Price of the ISO.

        (b) Exercise Price. The Exercise Price as to any particular SAR shall not be less than the Market Value of the Optioned Shares on the date of grant.

        (c) The provisions of Paragraphs 8(c) and 8(d) regarding the period of exercisability of Options are incorporated by reference herein, and shall determine the period of exercisability of SARs.
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        (d) Exercise of SARs.  An SAR granted hereunder shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Agreement granted to a Participant, provided that an SAR may not be exercised for a fractional Share. Upon exercise of an SAR, the Participant shall be entitled to receive, without payment to the Company except for applicable withholding taxes, an amount equal to the excess of (or, in the discretion of the Committee if provided in the Agreement, a portion of) the excess of the then aggregate Market Value of the number of Optioned Shares with respect to which the Participant exercises the SAR, over the aggregate Exercise Price of such number of Optioned Shares. This amount shall be payable by the Company, in the discretion of the Committee, in cash or in Shares valued at the then Market Value thereof, or any combination thereof.

        (e) Procedure for Exercising SARs. To the extent not inconsistent herewith, the provisions of Paragraph 8(b) as to the procedure for exercising Options are incorporated by reference, and shall determine the procedure for exercising SARs.

        10. Restricted Stock Awards.

        Any Share of Restricted Stock which the Committee may grant to Employees and Directors shall be subject to the following terms and conditions, and to such other terms and conditions as are either applicable generally to Awards, or prescribed by the Committee in the applicable Agreement:

        (a) Restriction Period. At the time of each award of Restricted Stock, there shall be established for the Restricted Stock a restriction period, which shall be no greater than 5 years (the "Restriction Period"). Such Restriction Period may differ among Participants and may have different expiration dates with respect to portions of shares of Restricted Stock covered by the same award.

        (b) Vesting Restrictions. The Committee shall determine the restrictions applicable to the award of Restricted Stock, including, but not limited to, requirements of Continuous Service for a specified term, or the attainment of specific corporate, divisional or individual performance standards or goals, which restrictions may differ with respect to each Participant. The Agreement shall provide for forfeiture of Shares covered thereby if the specified restrictions are not met during the Restriction Period, and may provide for early termination of any Restriction Period in the event of satisfaction of the specified restrictions prior to expiration of the Restricted Period.

        (c) Vesting upon Death, Disability, or Retirement. The Committee shall set forth in the Agreement the percentage of the award of Restricted Stock which shall vest in the Participant in the event of death, disability or retirement prior to the expiration of the Restriction Period or the satisfaction of the restrictions applicable to an award of Restricted Stock.

        (d) Acceleration of Vesting. Notwithstanding the Restriction Period and the restrictions imposed on the Restricted Stock, as set forth in any Agreement, the Committee may shorten the Restriction Period or waive any restrictions, if the Committee concludes that it is in the best interests of the Company to do so.


        (e) Ownership; Voting. Stock certificates shall be issued in respect of Restricted Stock awarded hereunder and shall be registered in the name of the Participant, whereupon the Participant shall become a stockholder of the Company with respect to such Restricted Stock and shall, to the extent not inconsistent with express provisions of the Plan, have all the rights of a stockholder, including but not limited to the right to receive all dividends paid on such Shares and the right to vote such Shares. Said stock certificates shall be deposited with the Company or its designee, together with a stock power endorsed in blank, and the following legend shall be placed upon such certificates reflecting that the shares represented thereby are subject to restrictions against transfer and forfeiture:

                "The transferability of this certificate and the shares of stock represented thereby are subject to the terms and conditions (including forfeiture) contained in the 1996 Stock Option and Incentive Plan of Commercial Federal Corporation, and an agreement entered into between the registered owner and Commercial
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        Federal Corporation.  Copies of such Plan and Agreement are on file in the offices of the Secretary of Commercial Federal Corporation, 2120 South 72nd Street Omaha, Nebraska 68124".

        (f) Lapse of Restrictions. At the expiration of the Restricted Period applicable to the Restricted Stock, the Company shall deliver to the Participant, or the legal representative of the Participant's estate, or if the personal representative of the Participant's estate shall have assigned the estate's interest in the Restricted Stock, to the person or persons to whom his rights under such Stock shall have passed by assignment pursuant to his will or to the laws of descent and distribution, the stock certificates deposited with it or its designee and as to which the Restricted Period has expired and the requirements of the restrictions have been met. If a legend has been placed on such certificates, the Company shall cause such certificates to be reissued without the legend.

        (g) Forfeiture of Restricted Stock. The Agreement shall provide for forfeiture of any Restricted Stock which is not vested in the Participant or for which the restrictions have not been satisfied during the Restriction Period.

        11. Change in Control

        Notwithstanding the provisions of any Award which provides for its exercise or vesting in installments, all Shares of Restricted Stock shall become fully vested upon a Change in Control, and all Options and SARs shall be immediately exercisable and fully vested. With respect to Options, at the time of a Change in Control, the Participant shall, at the discretion of the Committee, be entitled to receive cash in an amount equal to the excess of the Market Value of the Common Stock subject to such Option over the Exercise Price of such Shares, in exchange for the cancellation of such Options by the Participant.

        12. Effect of Changes in Common Stock Subject to the Plan.

        (a) Recapitalizations; Stock Splits, Etc. The number and kind of shares reserved for issuance under the Plan, and the number and kind of shares subject to outstanding Awards, and the Exercise Price thereof, shall be proportionately adjusted for any increase, decrease, change or exchange of Shares for a different number or kind of shares or other securities of the Company which results from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by the Company.

        (b) Transactions in which the Company is Not the Surviving Entity. In the event of (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, or (iii) the sale or disposition of all or substantially all of the Company's assets (any of the foregoing to be referred to herein as a "Transaction"), all outstanding Awards, together with the Exercise Prices thereof, shall be equitably adjusted for any change or exchange of Shares for a different number or kind of shares or other securities which results from the Transaction.

        (c) Special Rule for ISOs. Any adjustment made pursuant to subparagraphs (a) or (b)(1) hereof shall be made in such a manner as not to constitute a modification, within the meaning of Section 424(h) of the Code, of outstanding ISOs.

        (d) Conditions and Restrictions on New, Additional, or Different Shares or Securities. If, by reason of any adjustment made pursuant to this Paragraph, a Participant becomes entitled to new, additional, or different shares of stock or securities, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares pursuant to the Award before the adjustment was made.

        (e) Other Issuances. Except as expressly provided in this Paragraph, the issuance by the Company or an Affiliate of shares of stock of any class, or of securities convertible into Shares or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to
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     subscribe therefor, shall not affect, and no adjustment shall be made with respect to, the number, class, or Exercise Price of Shares then subject to Awards or reserved for issuance under the Plan.

        13. Non-Transferability of Awards.

        Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. Notwithstanding any other provision of this Plan to the contrary, to the extent permissible under Rule 16b-3, a Participant who is granted Non-ISOs pursuant to this Plan may transfer such Non-ISOs to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust, provided that Non-ISOs so transferred may not again be transferred other than to the Participant originally receiving the grant of Non-ISOs or to an individual or trust to whom such Participant could have transferred Non-ISOs pursuant to this Paragraph 13. Non-ISOs which are transferred pursuant to this Paragraph 13 shall be exercisable by the transferee subject to the same terms and conditions as would have applied to such Non-ISOs in the hands of the Participant originally receiving the grant of such Non-ISOs.

        14. Time of Granting Awards.

        The date of grant of an Award shall, for all purposes, be the later of the date on which the Committee makes the determination of granting such Award, and the Effective Date. Notice of the determination shall be given to each Participant to whom an Award is so granted within a reasonable time after the date of such grant.

        15. Effective Date.

        The Plan shall become effective immediately upon its approval by a favorable vote of stockholders owning at least a majority of the total votes cast at a duly called meeting of the Company's stockholders held in accordance with applicable laws. No Awards may be made prior to approval of the Plan by the stockholders of the Company.

        16. Modification of Awards.

        At any time, and from time to time, the Board may authorize the Committee to direct execution of an instrument providing for the modification of any outstanding Award, provided no such modification shall confer on the holder of said Award any right or benefit which could not be conferred on him by the grant of a new Award at such time, or impair the Award without the consent of the holder of the Award.

        17. Amendment and Termination of the Plan.

        The Board may from time to time amend the terms of the Plan and, with respect to any Shares at the time not subject to Awards, suspend or terminate the Plan. No amendment, suspension or termination of the Plan shall, without the consent of any affected holders of an Award, alter or impair any rights or obligations under any Award theretofore granted.

        18. Conditions Upon Issuance of Shares.

        (a) Compliance with Securities Laws. Shares of Common Stock shall not be issued with respect to any Award unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Shares may then be listed.

        (b) Special Circumstances. The inability of the Company to obtain approval from any regulatory body or authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such Shares. As a condition to the exercise of an Option or SAR, the Company may require the person exercising the Option or SAR to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

        (c) Committee Discretion. The Committee shall have the discretionary authority to impose in Agreements such restrictions on Shares as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal or to establish repurchase rights or both of these restrictions.

        19. Reservation of Shares.

        The Company, during the term of the Plan, will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

        20. Withholding Tax.

        The Company's obligation to deliver Shares upon exercise of Options and/or SARs or upon the vesting of Restricted Stock shall be subject to the Participant's satisfaction of all applicable federal, state and local income and employment tax withholding obligations. The Committee, in its discretion, may permit the Participant to satisfy the obligation, in whole or in part, by irrevocably electing to have the Company withhold Shares, or to deliver to the Company Shares that he already owns, having a value equal to the amount required to be withheld. The value of the Shares to be withheld, or delivered to the Company, shall be based on the Market Value of the Shares on the date the amount of tax to be withheld is to be determined. As an alternative, the Company may retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

        21. No Employment or Other Rights.

        In no event shall an Employee's or Director's eligibility to participate or participation in the Plan create or be deemed to create any legal or equitable right of the Employee, Director, or any other party to continue service with the Company, the Bank, or any Affiliate of such corporations. No Employee or Director shall have a right to be granted an Award or, having received an Award, the right to again be granted an Award. However, an Employee or Director who has been granted an Award may, if otherwise eligible, be granted an additional Award or Awards.

        22. Governing Law.

        The Plan shall be governed by and construed in accordance with the laws of the State of Nebraska, except to the extent that federal law shall be deemed to apply.